Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Vance Adkins
Chief Financial Officer
Email: vadkins@severnbank.com
Phone: 410.260.2000

Severn Bancorp, Inc. Reports Strong Third Quarter and Year-To-Date Earnings
Annapolis, MD, October 28, 2019 (PRNewswire) – Severn Bancorp, Inc., (NASDAQ: SVBI), the parent company of Severn Bank, reported net income available to common shareholders of $2.4 million for the third quarter ended September 30, 2019 and $7.2 million for the nine months ended September 30, 2019 versus $2.2 million and $5.9 million for the same periods in 2018.  Total assets were down slightly in the third quarter 2019 from the prior quarter to $826 million and also down $148 million from the prior year-end of $974 million at December 31, 2018.  Earnings per share on a fully diluted basis were $0.19 for the third quarter and $0.56 per share for the first nine months of 2019, up nicely from $0.17 and $0.46 per share, respectively, from the third quarter and first nine months of 2018.

 “Earnings look good again for this quarter,” stated Alan J. Hyatt, President and Chief Executive Officer.  Mr. Hyatt continued, “We are seeing progress in certain areas such as mortgage lending and commercial banking that are resulting in improved net income figures. We did see an uptick in some non-recurring expenses this quarter, but we always keep efficiency and cost control at the forefront. Those efforts along with the continued focus on developing banking relationships should keep us on the path to continued sustainable profits.”

Net interest income increased $304,000, an increase of 4% during the third quarter of 2019.  Net interest income was $7.6 million for the three months ending September 30, 2019 versus $7.3 million during the third quarter of 2018.  For the nine months ending September 30, 2019, net interest income was $23.6 million versus $21.3 million for September 30, 2018, an increase of $2.3 million or 11%.

Provision for loan losses was negative $500,000 for the three and nine month periods ending September 30, 2019, compared to negative $300,000 for the same periods in 2018. The negative provision is a reversal of previous expense associated with the allowance for loan losses. As a result of a decrease in loan balances from unexpected payoffs, minimal charge-off activity, and stable asset quality, a portion of the unallocated allowance for loan losses was reversed into income.

Non-interest income increased to $2.8 million from $2.3 million during the three months ending September 30, 2019.  For the nine months ending September 30, 2019 non-interest income increased by $1.6 million to $7.7 million from $6.1 million at September 30, 2018, or an increase of 26%.  Growth in mortgage banking production and deposit fees from medical-use cannabis related accounts contributed significantly to the increase in non-interest income.

Non-interest expenses were $7.7 million for the three months ending September 30, 2019 versus $7.0 million for the same period in 2018.  For the nine months ending September 30, 2019, non-interest expenses were $21.9 million versus $19.5 million for the same period in 2018. Non-interest expenses increased for both the three and nine month periods due to several factors, including: accounting and professional fees, severance payments to the former CFO, and higher commissions paid to mortgage loan officers and real estate brokers as a result of increased production in 2019. In addition, contributing to the increase was higher occupancy costs and additional staffing as a result of the opening of a new branch in Crofton in the third quarter of 2019.

Total assets decreased $148 million to $826 million at September 30, 2019 from $974 million at December 31, 2018.  The decrease in assets was primarily in federal funds and interest bearing deposits in other banks as well as loans due to unexpected payoffs.  Deposits and borrowed funds decreased $122.4 million and $35.0 million, respectively from December 31, 2018 to September 30, 2019.  The decrease in deposits was primarily the result of short term, medical-use cannabis related funds that account holders maintained at Severn Bank prior to pursuing other longer term investment opportunities.  Management was aware of the short term nature of certain medical-use cannabis related deposits and offset those funds by maintaining short term liquidly to meet any deposit outflows.

About Severn Bank: Founded in 1946, Severn is a full-service community bank offering a wide array of personal and commercial banking products as well as residential and commercial mortgage lending. It offers seven branches located in Annapolis, Edgewater, Severna Park, Lothian/Wayson’s Corner, Crofton, and Glen Burnie, Maryland. The bank specializes in exceptional customer service and holds itself and its employees to a high standard of community contribution. Severn is on the Web at www.severnbank.com.

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Forward Looking Statements
In addition to the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties that may be affected by various factors that may cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements contained herein include, but are not limited to, those with respect to management’s determination of the amount of loan loss reserve and statements about the economy. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “could,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements. Severn’s operations and actual results could differ significantly from those discussed in the forward-looking statements. Some of the factors that could cause or contribute to such differences include, but are not limited to, changes in the economy and interest rates both in the nation and in Severn’s general market area, federal and state regulation, competition and other factors detailed from time to time in Severn’s filings with the Securities and Exchange Commission (the “SEC”), including “Item 1A. Risk Factors” contained in Severn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Severn Bancorp, Inc.
Consolidated Balance Sheet
(dollars in thousands, except per share data)
(Unaudited)

	September 30, 2019	December 31, 2018	$ Change	% Change
Balance Sheet Data:

ASSETS
Cash	$2,478	$2,880	$(402)	-14%
Federal funds and interest bearing deposits in other banks	62,775	185,460	(122,685)	-66%
Certificates of deposit held as investment	7,540	8,780	(1,240)	-14%
Investment securities available for sale, at fair value	9,029	11,978	(2,949)	-25%
Investment securities held to maturity	30,302	38,912	(8,610)	-22%
Loans held for sale, at fair value	17,587	9,686	7,901	82%
Loans receivable	660,879	682,349	(21,470)	-3%
Allowance for loan losses	(7,431)	(8,044)	613	-8%
Accrued interest receivable	2,514	2,848	(334)	-12%
Foreclosed real estate, net	1,873	1,537	336	22%
Premises and equipment, net	22,384	22,745	(361)	-2%
Restricted stock investments	2,431	3,766	(1,335)	-35%
Bank owned life insurance	5,341	5,225	116	2%
Deferred income taxes, net	1,902	2,363	(461)	-20%
Prepaid expenses and other assets	6,315	3,748	2,567	69%

	$825,919	$974,233	$(148,314)	-15%

LIABILITIES AND STOCKHOLDERS EQUITY
Deposits	$657,154	$779,506	$(122,352)	-16%
Borrowings	38,498	73,500	(35,002)	-48%
Subordinated debentures	20,619	20,619	-	0%
Accounts payable and accrued expenses	5,029	2,155	2,874	133%

Total Liabilities	721,300	875,780	(154,480)	-18%

Preferred stock	-	-	-	0%
Common stock	128	128	-	0%
Additional paid-in capital	65,744	65,538	206	0%
Retained earnings	38,750	32,860	5,890	18%
Accumulated comprehensive income (loss)	(3)	(73)	70	-96%

Total Stockholders' Equity	104,619	98,453	6,166	6%

	$825,919	$974,233	$(148,314)	-15%

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands, except per share data)
(Unaudited)

Quarterly income statement results:	Three Months Ended September 30,
	2019	2018	$ Change	% Change

Interest Income

Interest on loans	$9,146	$8,844	$302	3%
Interest on securities	224	293	(69)	-24%
Other interest income	484	423	61	14%

Total interest income	9,854	9,560	294	3%

Interest Expense

Interest on deposits	1,732	1,531	201	13%
Interest on long term borrowings	473	684	(211)	-31%

Total interest expense	2,205	2,215	(10)	0%

Net interest income	7,649	7,345	304	4%

Provision for (reversal of) loan losses	(500)	(300)	(200)	67%

Net interest income after provision for (reversal of) loan losses	8,149	7,645	504	7%

Noninterest Income

Mortgage-banking revenue	1,108	740	368	50%
Real Estate Commissions	430	408	22	5%
Real Estate Management Income	144	157	(13)	-8%
Other noninterest income	1,131	1,039	92	9%

Total noninterest income	2,813	2,344	469	20%

Net interest income plus noninterest income after provision for (reversal of) loan losses	10,962	9,989	973	10%

Noninterest Expense

Compensation and related expenses	5,065	4,661	404	9%
Net Occupancy & Depreciation	379	416	(37)	-9%
Net Costs of Foreclosed Real Estate	105	7	98	1400%
Other	2,121	1,956	165	8%

Total noninterest expense	7,670	7,040	630	9%

Income before income tax provision	3,292	2,949	343	12%

Income tax provision	911	784	127	16%

Net income	$2,381	$2,165	$216	10%
Net income available to common shareholders	$2,381	$2,165	$216	10%

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands, except per share data)
(Unaudited)

Year-to-Date income statement results:	Nine Months Ended September 30,
	2019	2018	$ Change	% Change

Interest Income

Interest on loans	$27,539	$25,731	$1,808	7%
Interest on securities	724	920	(196)	-21%
Other interest income	2,358	787	1,571	200%

Total interest income	30,621	27,438	3,183	12%

Interest Expense

Interest on deposits	5,499	3,938	1,561	40%
Interest on long term borrowings	1,543	2,244	(701)	-31%

Total interest expense	7,042	6,182	860	14%

Net interest income	23,579	21,256	2,323	11%

Provision for (reversal of) loan losses	(500)	(300)	(200)	67%

Net interest income after provision for (reversal of) loan losses	24,079	21,556	2,523	12%

Noninterest Income

Mortgage-banking revenue	2,915	1,970	945	48%
Real Estate Commissions	1,290	1,153	137	12%
Real Estate Management Income	470	527	(57)	-11%
Other noninterest income	3,013	2,472	541	22%

Total noninterest income	7,688	6,122	1,566	26%

Net interest income plus noninterest income after provision for (reversal of) loan losses	31,767	27,678	4,089	15%

Noninterest Expense

Compensation and related expenses	14,499	13,359	1,140	9%
Net Occupancy & Depreciation	1,183	1,151	32	3%
Net Costs of Foreclosed Real Estate	254	21	233	1110%
Other	5,997	4,926	1,071	22%

Total noninterest expense	21,933	19,457	2,476	13%

Income before income tax provision	9,834	8,221	1,613	20%

Income tax provision	2,668	2,253	415	18%

Net income	$7,166	$5,968	$1,198	20%
Net income available to common shareholders	$7,166	$5,898	$1,268	21%

Severn Bancorp, Inc.
Selected Financial Data
(dollars in thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2019	2018	2019	2018
Per Share Data:
Basic earnings per share	$0.56	$0.47	$0.19	$0.17
Diluted earnings per share	$0.56	$0.46	$0.19	$0.17
Average basic shares outstanding	12,775,104	12,541,032	12,776,911	12,695,136
Average diluted shares outstanding	12,853,812	12,651,260	12,841,679	12,832,633

Performance Ratios:
Return on average assets	1.04%	0.98%	1.05%	1.03%
Return on average equity	9.38%	9.03%	9.15%	8.98%
Net interest margin	3.58%	3.63%	3.53%	3.65%
Efficiency ratio*	69.33%	70.99%	72.31%	72.59%

	September 30, 2019	December 31, 2018
Asset Quality Data:
Non-accrual loans	$4,333	$4,656
Foreclosed real estate	1,873	1,537
Total non-performing assets	6,206	6,193
Total non-accrual loans to total loans	0.66%	0.68%
Total non-accrual loans to total assets	0.52%	0.48%
Allowance for loan losses	7,431	8,044
Allowance for loan losses to total loans	1.12%	1.18%
Allowance for loan losses to total non-accrual loans	171.5%	172.8%
Total non-performing assets to total assets	0.75%	0.64%
Non-accrual troubled debt restructurings (included above)	292	446
Performing troubled debt restructurings	9,023	10,698
Loan to deposit ratio	100.6%	87.5%

*	This non-GAAP financial measure is calculated as noninterest expenses less OREO expenses divided by net interest income plus noninterest income